EXHIBIT 9.2

                                VOTING AGREEMENT

      THIS VOTING AGREEMENT (this "Agreement"), dated as of April 1, 1998, is among Elgin E^2, Inc., a Delaware corporation (the "Corporation"), Mason Cabot Holdings, Inc., a New York corporation (the "Mason"), Horace T. Ardinger, Jr. ("Ardinger"), Primo Ianieri ("Ianieri"), and Peter Bordes ("Bordes"), (Mason, Ardinger, Ianieri and Bordes are sometimes collectively referred to as "Shareholders" and individually referred to as "Shareholder"), and the spouses of the individual Shareholders.

                                    RECITALS:

      The authorized capital stock of the Corporation consists of 60,000,000 shares of Common Stock, $.000833 par value per share ("Common Stock"), of which 18,999,737 shares of Common Stock are issued and outstanding or issuable pursuant to outstanding securities on the date hereof. (The shares of Common Stock issued and outstanding or issuable pursuant to securities issued and outstanding on the date hereof are all described on Exhibit A attached hereto and are collectively referred to as the "Stock"). The Shareholders believe it is in their best interests to provide for certain agreements with respect to the future voting of the Stock and desire to set forth their agreements with respect to voting the Stock.

      NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                       ARTICLE I - VOTING; BOARD APPROVAL

      1.1 Nomination and Election of Directors. On and after the date hereof, at any meeting of the shareholders or by written consent in lieu of a meeting, Ardinger shall have the right to nominate one (1) member of the Corporation's Board of Directors (the "Board"), for each seven (7) members then serving on the Board, rounded to the nearest whole number, so that Ardinger will continue to control at least one-seventh (1/7) of the seats on the Board. The Shareholders shall vote all of their respective shares of the Stock which they currently own or may hereafter acquire (collectively, the "Shares") in favor of the election of the person or persons so nominated by Ardinger.

      1.2 Removal of Directors. No Shareholder shall vote his or its Shares in favor of the removal of a director elected hereunder; provided, however, that upon the request of Ardinger to remove a director nominated by Ardinger, the Shareholders shall vote all of their Shares in favor or of the removal of such director.

      1.3 Vacancies in the Board. If any vacancy occurs in the Board because of the death, disability, resignation, retirement, or removal of a director nominated by Ardinger, Ardinger shall nominate a successor, and all Shareholders shall vote their Shares in favor of the election of such successor to the Board. Any such vacancy that occurs shall be filled as promptly as possible upon the request of Ardinger.

      1.4 Proxies. Neither the Corporation nor any Shareholder shall give any proxy or power of attorney to any person or entity that permits the holder thereof to vote in his or its discretion on any matter that may be submitted to the Corporation's shareholders for their consideration and approval, unless such proxy or power of attorney is made expressly subject to and is exercised in conformity with the provisions of this Agreement.

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      1.5 General Voting. Each Shareholder hereby agrees to vote his or its
Shares in such a manner as to carry out and enforce this Agreement.

                        ARTICLE II - DISPOSITION OF SHARES

      2.1 Restrictions on Disposition. So long as this Agreement is in effect, no Shareholder shall sell, assign, transfer, give, encumber, pledge, or in any other way dispose of his or its Shares, except as otherwise provided in or permitted by that certain letter agreement dated March 5, 1998, among Ardinger, the Corporation, and Mason.

                           ARTICLE III - MISCELLANEOUS

      3.1 Endorsement on Certificates. Upon execution of this Agreement, the stock certificates representing the Shares shall contain substantially the following legend, in addition to any other legends deemed appropriate or necessary by the Corporation:

      This certificate is transferable only upon compliance with and subject to, and the securities evidenced by this certificate must be voted in compliance with and subject to, the provisions of the Voting Agreement, dated as of March 27, 1998, among the Corporation, certain shareholders of the Corporation and their respective spouses, a copy of which is on file in the office of the Secretary of the Corporation at its principal place of business. The Corporation will furnish a copy of such Voting Agreement to the record holder of this certificate, without charge, upon written request to the Corporation at its principal place of business.

      3.2 Specific Performance. The parties hereto recognize that it is to the benefit of the Corporation and the Shareholders that this Agreement be carried out; and for that and other reasons, the parties hereto would be irreparably damaged if this Agreement is not specifically enforced in the event of a breach hereof. If this Agreement is breached, then the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by specific performance. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity, or under this Agreement.

      3.3 Transferee and Future Shareholders. The Corporation and the Shareholders shall cause any transferee of any Shares, and such transferee's spouse, to execute a consent, in the form attached hereto as Exhibit B, to be bound by the terms of this Agreement.

      3.4 Notices. Any notice or other communication required or permitted to be given under this Agreement must be in writing and given by (a) deposit in the United Stares mail, addressed to the party to be notified, postage prepaid and registered certified with return receipt requested, (b) delivery in person, by courier service, or by overnight delivery service, or (c) transmission by telecopy. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service, overnight delivery service, or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of the courier service or overnight delivery service being proof of delivery) or at such time as delivery is refused by the addressee upon presentation. For purposes of notice, the addresses of the


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parties shall be the addresses set forth beside the signatures of the parties hereto. Any party may change its address for notice by written notice given to the other parties hereto.

      3.5 Binding Effect. This Agreement shall be binding upon and enforceable by the parties hereto and their respective executors, administrators, successors, personal representatives, heirs, and assigns.

      3.6 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. The parties agree that any litigation directly or indirectly relating to this Agreement must be brought before and determined by a court of competent jurisdiction within Dallas County, Texas, and the parties hereby agree to waive any rights to object to, and hereby agree to submit to, the jurisdiction of such courts.

      3.7 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal. invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

      3.8 Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersede all prior representations. endorsements, premises, agreements, memoranda, communications, negotiations, discussions, understandings, and arrangements, whether oral, written, or inferred, between the parties relating to the subject matter hereof.

      3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties intend that faxed signature pages to this Agreement will be enforceable without presentation of the manually executed signature pages.

      3.10 Amendments. This Agreement may not be modified, amended, rescinded, canceled, altered, or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by Ardinger.

      3.11 Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

      3.12 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

      3.13 No Third Party Beneficiaries. Except to the extent a third party is expressly given rights herein, any agreement contained, expressed, or implied in this Agreement shall be only for the benefit of the


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parties hereto and their respective executors, administrators, successors, personal representatives, heirs, and assigns and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no person or entity shall be deemed a third party beneficiary of this Agreement except to the extent a third party is expressly given rights herein.

      3.14 Gender; Number. The use of terms denoting masculine, feminine, or neuter gender shall include each other gender. The use of singular or plural references shall include the other where appropriate.

      3.15 Time is of the Essence. Time is of the essence with respect to all time periods and dates referenced in this Agreement.

      3.16 Termination of this Agreement. This Agreement shall continue until, and shall terminate immediately and automatically upon (a) execution of a written agreement of termination by Ardinger, (b) the merger of the Corporation, other than with a wholly-owned subsidiary, pursuant to which the Shareholders do not own at least 50.1% of the equity of the surviving corporation, or (c) the dissolution and complete liquidation of the Corporation.

      3.17 Spouses. By executing this Agreement, each spouse of each individual Shareholder agrees to be bound in all respects by the terms of this Agreement to the same extent as the Shareholders. Each spouse further agrees that should such spouse predecease the Shareholder to whom such Shareholder is married or should she become divorced from such Shareholder, any of the Shares which such spouse may own or in which she may have any interest shall remain subject to all of the restrictions and to all of the rights of the Shareholders contained in this Agreement.

      3.18 Arbitration. (a) In the event of a dispute arising out of or relating to this Agreement, then, upon notice by any party to the other parties (an "Arbitration Notice") and to the American Arbitration Association (the "AAA"), the dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Dallas, Texas, in accordance with the AAA's Commercial Arbitration Rules (the"Rules") as modified or supplemented by this Agreement. The parties agree that they will faithfully observe this Agreement and the Rules and that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act (or by the same principles enunciated by such Act in the event it may not be technically applicable). The award or judgment of the arbitrator shall be final and binding on all parties and the judgment upon the award or judgment of the arbitrator may be entered and enforced by any court having jurisdiction. If any party becomes the subject of a bankruptcy, receivership, or similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared equitably (as determined by the arbitrator) by all parties engaged in the dispute.

      (b) Promptly after the Arbitration Notice is given, the AAA will select five (5) possible arbitrators, to whom the AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualified himself or declines to serve, the AAA shall continue to designate potential arbitrators until the parties have a panel of five (5) arbitrators to select from. After the panel of five


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(5) potential arbitrators has been completed, a two-page summary of the background of each potential arbitrator will be given to each of the parties, and the parties will have a period of ten (10) days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one (1) of the parties shall notify the AAA and the other party, and the AAA will notify each party that it has five (5) days from the AAA's notice to strike two (2) names from the list and advise the AAA of the two (2) names stricken. After expiration of the strike period, if all but one (1) candidate of the panel has been stricken, the remaining one (1) person will be the arbitrator. If two (2) or more have not been stricken, then the AAA shall select the arbitrator from one of those not stricken. The decision of the AAA with respect to the selection of the arbitrator will be final and binding in such case. For purposes of selecting arbitrators, Ardinger will be one party and the Corporation and the other Shareholders will be deemed to be one party.

      (c) No litigation or other proceeding may ever be instituted at any time in any court or before an administrative agency or body for the purpose of adjudicating, interpreting, or enforcing any of the rights or obligations of the parties hereto or any rights or obligations relating to the subject matter hereof, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of having the award or judgment of an arbitrator, except a proceeding instituted (i) for the purpose of having the award or judgment of an arbitrator entered and enforced or (ii) to seek an injunction or restraining order (but not damages in connection therewith) in circumstances where such relief is available.

      (d) Within 10 days after the selection of the arbitrator, the parties and their counsel will appear before the arbitrator at a place in Dallas, Texas and time designated by the arbitrator for the purpose of each party making a one hour or less presentation and summary of the case. Thereafter, the arbitrator will set dates and times for additional hearings in accordance with the Rules until the proceeding is concluded. The desire and goal of the parties is, and the arbitrator will be advised that his goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any party or his counsel fails to appear at any hearing, the arbitrator shall be entitled to reach a decision based on the evidence which has been presented to him by the parties who did appear.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                         ELGIN E^2, INC., a Delaware corporation

Address:


-------------------------------
                                         By: /s/ [ILLEGIBLE]
-------------------------------              -----------------------------------
                                         Its: President, CEO
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                                         MASON CABOT HOLDINGS, INC.,
                                         a New York corporation

Address:


-------------------------------
                                         By: /s/ [ILLEGIBLE]
-------------------------------              -----------------------------------
                                         Its: INV. BANK [ILLEGIBLE]
-------------------------------              -----------------------------------

Address:


9040 Governor's Row                      /s/ Horace T. Ardinger, Jr.
P.O. Box 569360                          ---------------------------------------
Dallas, TX 75356-9360                    Horace T. Ardinger, Jr.

Address:


-------------------------------

-------------------------------          ---------------------------------------
                                         Primo Ianieri
-------------------------------

Address:


-------------------------------
                                         /s/ Peter Bordes
-------------------------------          ---------------------------------------
                                         Peter Bordes
-------------------------------


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                                         MASON CABOT HOLDINGS, INC.,
                                         a New York corporation

Address:


-------------------------------
                                         By:
-------------------------------              -----------------------------------
                                         Its:
-------------------------------              -----------------------------------

Address:


9040 Governor's Row
P.O. Box 569360                          ---------------------------------------
Dallas, TX 75356-9360                    Horace T. Ardinger, Jr.

Address:


-------------------------------
                                         /s/ Primo Ianieri
-------------------------------          ---------------------------------------
                                         Primo Ianieri
-------------------------------


Address:

-------------------------------

-------------------------------          ---------------------------------------
                                         Peter Bordes
-------------------------------


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                               Spouse's Signatures

      Each of the undersigned, being the spouse of an individual Shareholder, hereby acknowledges that he or she has read and understood the foregoing Voting Agreement, and agrees to be bound by the terms thereof, including but not limited to, Section 3.17 thereof.


                                             /s/ [ILLEGIBLE]
                                             -----------------------------------

                                             -----------------------------------


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                          EXHIBIT A TO VOTING AGREEMENT

                                 Stock Ownership

                                       Ownership of
         Name                          Common Stock
         ----                          ------------

         Horace T. Ardinger, Jr.         3,083,333

         Peter Bordes                    2,500,000

         Primo Ianieri                   _________

         Mason Cabot Holdings, Inc.      _________

Exhibit A - Stock Ownership

                          EXHIBIT B TO VOTING AGREEMENT

                                     Consent

      The undersigned, having purchased shares of Common Stock and/or securities convertible and/or exchangeable into shares of Common Stock of Elgin E^2, Inc., a Delaware corporation (the "Corporation"), hereby agrees to be bound by the terms and conditions of the Voting Agreement of the Corporation, the form of which is attached hereto and agrees that the undersigned will hereafter be deemed a "Shareholder" as defined in and described in the Voting Agreement.


            Name               ______________________________________

            Signature          ______________________________________

            Address            ______________________________________

                               ______________________________________

                               ______________________________________

            Telecopy No.       ______________________________________


            No. of Shares
               Common:         ______________________________________
               Preferred:      ______________________________________

            Date               ______________________________________

      I, the undersigned, being the spouse of the above-named Shareholder, hereby acknowledge that I have read and understand the Voting Agreement, and I agree to be bound by the terms thereof, including, but not limited to, Section
3.17 thereof.

            Name               _______________________________________________


            Signature          _______________________________________________